SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Bandag, Incorporated
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

BANDAG, INCORPORATED
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa
52761-5886 April 12, 2001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 15, 2001

     To The Shareholders:

     The Annual Meeting of the Shareholders of Bandag, Incorporated, an Iowa corporation, will be held at the Bandag, Incorporated Learning Center, 2000 Bandag Drive, Muscatine, Iowa, on May 15, 2001, commencing at ten o'clock a.m., Central Daylight Time, for the following purposes:

     (1)  To elect three directors for terms of three years.

     (2) To act upon a proposal to amend the Bandag, Incorporated Stock Award Plan.

     (3) To ratify the selection of Ernst & Young LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2001.

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 26, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     You are invited to attend the meeting; however, if you do not expect to attend in person, you are urged to sign, date and return immediately the enclosed Proxy, which is solicited by the Board of Directors. You may revoke your Proxy and vote in person should you attend the meeting.

                                        By Order of the Board of Directors


                                        WARREN W. HEIDBREDER, Secretary

BANDAG, INCORPORATED
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa
52761-5886 April 12, 2001

                           P R O X Y   S T A T E M E N T

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bandag, Incorporated (the "Corporation") to be voted at the Annual Meeting of the Shareholders of the Corporation to be held on Tuesday, May 15, 2001, or at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting. Any shareholder giving a proxy may revoke it at any time prior to its exercise.

     Shareholders of record at the close of business on March 26, 2001, will be entitled to vote at the meeting or any adjournment thereof. At the close of business on March 26, 2001, there were 9,076,265 outstanding $1.00 par value shares of Common Stock and 2,038,735 outstanding $1.00 par value shares of Class B Common Stock. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes at the meeting.

     The Corporation's Annual Report for the fiscal year ended December 31, 2000, this Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about April 12 2001.

     The following table sets forth information as to the Common, Class A Common and Class B Common shares of the Corporation beneficially owned by each director and director-nominee, each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of March 26, 2001:

================================================================================
                                                                  Percentage of
                                                                    Aggregate
                                                                   Voting Power
                                                  Percentage        of Common
                                                 of Outstanding      Stock
                                   Amount          Stock of        and Class B
Directors, Nominees and          Beneficially     Respective         Common
 Executive Officers              Owned[1][2]       Class[1]          Stock**
--------------------------------------------------------------------------------
Lucille A. Carver
    Common Stock                 2,615,685           29%
    Class A Common Stock         3,733,956           39%               47%
    Class B Common Stock         1,114,746           55%
--------------------------------------------------------------------------------
Martin G. Carver [3]
    Common Stock                    99,189[4]         1%
    Class A Common Stock           559,519            6%               17%
    Class B Common Stock           502,622           25%
--------------------------------------------------------------------------------
Roy J. Carver, Jr.
    Common Stock                        -0-          -0-
    Class A Common Stock           182,525            2%               14%
    Class B Common Stock           400,732           20%
--------------------------------------------------------------------------------
Robert T. Blanchard
    Common Stock                       200            *
    Class A Common Stock             3,525           -0-                *
    Class B Common Stock                -0-          -0-
--------------------------------------------------------------------------------

================================================================================
                                                                  Percentage of
                                                                    Aggregate
                                                                   Voting Power
                                                  Percentage        of Common
                                                 of Outstanding      Stock
                                   Amount          Stock of        and Class B
Directors, Nominees and          Beneficially     Respective         Common
 Executive Officers              Owned[1][2]       Class[1]          Stock**
--------------------------------------------------------------------------------
Gary E. Dewel
    Common Stock                        -0-          -0-
    Class A Common Stock             4,725            *                 *
    Class B Common Stock                -0-          -0-
--------------------------------------------------------------------------------
James R. Everline
    Common Stock                       100            *
    Class A Common Stock             5,475            *                 *
    Class B Common Stock               350            *
--------------------------------------------------------------------------------
Phillip J. Hanrahan
    Common Stock                        -0-          -0-
    Class A Common Stock             4,025            *                 *
    Class B Common Stock                -0-          -0-
--------------------------------------------------------------------------------
Edgar D. Jannotta
    Common Stock                     7,000            *
    Class A Common Stock            10,525            *                 *
    Class B Common Stock                -0-          -0-
--------------------------------------------------------------------------------
R. Stephen Newman
    Common Stock                     2,500[5]         *
    Class A Common Stock             9,525[6]         *                *
    Class B Common Stock                -0-          -0-
--------------------------------------------------------------------------------
Nathaniel L. Derby II
    Common Stock                     5,535            *
    Class A Common Stock            19,370            *                *
    Class B Common Stock                -0-          -0-
--------------------------------------------------------------------------------
Warren W. Heidbreder
    Common Stock                     4,659[7]         *
    Class A Common Stock            22,110[8]         *                *
    Class B Common Stock                -0-          -0-
--------------------------------------------------------------------------------
Frederico U. Kopittke
    Common Stock                     1,771            *
    Class A Common Stock             4,045            *                *
    Class B Common Stock                -0-          -0-
--------------------------------------------------------------------------------
John C. McErlane
    Common Stock                     1,114[9]         *
    Class A Common Stock            13,506[10]        *                *
    Class B Common Stock                -0-          -0-
--------------------------------------------------------------------------------
All Directors, Nominees and
    Executive Officers as a
    Group (13 Persons)
      Common Stock               2,737,753           30%              78%
      Class A Common Stock       4,572,831           48%
      Class B Common Stock       2,018,450           99%
--------------------------------------------------------------------------------
* Shares owned constitute less than 1% of shares outstanding and less than 1% of votes entitled to be cast.
**   Shares of Class A Common Stock are non-voting.

[1] Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. The Class B Common Stock is convertible on a share-for-share basis into Common Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Common Stock which such shareholder may acquire upon conversion of the Class B Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion (an amount which is equal to the number of shares of Class B Common Stock held by a shareholder). The percentage of outstanding Common Stock does not take into account shares of Common Stock which may be issued upon conversion of the Class B Common Stock.

[2] Includes the specified number of shares of Class A Common Stock which the following individuals may acquire pursuant to the exercise of stock options within 60 days after March 26, 2001: Lucille A. Carver - 3,525; Martin G. Carver - 39,220; Roy J. Carver, Jr. - 3,525; Robert T. Blanchard - 3,525; Gary E. Dewel - 3,525; James R. Everline - 3,525; Phillip J. Hanrahan - 3,525; Edgar D. Jannotta - 3,525; R. Stephen Newman - 3,525; Nathaniel L. Derby II - 4,920; Warren W. Heidbreder - 7,120; John C. McErlane - 6,320; Frederico U. Kopittke - 2,080.

[3] Mr. Carver disclaims beneficial ownership of 52,554 shares of Common Stock, 12,376 shares of Class A Common Stock and 525 shares of Class B Common Stock held by members of his family.

[4] Includes 20,000 shares of Common Stock which Mr. Carver has the right to acquire upon exercise of stock options within 60 days after March 26, 2001.

[5] Mr. Newman shares voting and investment power over 946 shares with his wife.

[6]  Mr. Newman shares investment power over 2,946 shares with his wife.

[7] Mr. Heidbreder shares voting and investment power over 121 shares with his wife.

[8]  Mr. Heidbreder shares investment power over 4,709 shares with his wife.

[9] Mr. McErlane shares voting and investment power over 350 shares with his wife.

[10] Mr. McErlane shares investment power over 465 shares with his wife.

     Shareholders Owning More Than Five Percent. The following table provides information concerning persons known by the Corporation to beneficially own more than five percent of any class of the Corporation's voting securities as of March 26, 2001, other than the ownership of Lucille A. Carver, Martin G. Carver and Roy J. Carver, Jr., which is contained in the previous table:

===============================================================================
                                                     Percentage
                                                         Of
                                         Amount      Outstanding   Percentage of
                                      Beneficially     Common       Aggregate
   Name and Address                      Owned          Stock      Voting Power
--------------------------------------------------------------------------------
Dimensional Fund Advisors Inc.[1]
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401                   572,300        6.3%          1.9%
--------------------------------------------------------------------------------
Capital Group International, Inc.[2]   1,028,900[2]    11.3%          3.5%
11100 Santa Monica Blvd.  Ste 1500
Los Angeles, CA  90025-3384
--------------------------------------------------------------------------------

(1) Information shown is based on a Schedule 13G filed with the Securities and Exchange Commission for the period ended December 31, 2000 by Dimensional Fund Advisors Inc. Of the shares shown, Dimensional Fund Advisors Inc. has sole voting power over all such shares and has sole power to dispose or direct the disposition of all such shares.

(2) Shares shown as beneficially owned is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission for the period ended December 31, 2000 by Capital Group International, Inc. and Capital Guardian Trust Company, affiliated entities. Of the shares shown, such parties have sole voting power over 942,900 of such shares, and shared voting power over none of such shares and have sole power to dispose or direct the disposition of all such shares.


                     Proposal No. 1 - ELECTION OF DIRECTORS

     The Articles of Incorporation require election of directors to staggered terms of three years, providing that three of the directors are elected each year. Three nominees this year are to be elected for three-year terms.

     Proxies will be voted for the election of each of the nominees listed below, unless the shareholder giving the proxy votes against, or abstains from voting for, any nominee. If, as a result of unforeseen circumstances, any such nominee shall be unable to serve as director, proxies will be voted for the election of such person or persons as the Board of Directors may select. Information about the nominees is set forth below:

                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
                   -------------------------------------------

     ROY J. CARVER, JR., age 57, since June 1982 has been Chairman of the Board of Directors of Carver Pump Company, Muscatine, Iowa, a builder of centrifugal pumps. Mr. Carver is President of Carver Aero, Inc., which operates fixed base operations at airports in Muscatine, Iowa and Davenport, Iowa and President of Carver Hardware, Inc., which operates a chain of hardware stores. Mr. Carver holds directorships in Catalyst, Inc. and Iowa First Bancshares Corp. He is a member of the Nominating Committee and the Strategic Planning Committee. Mr. Carver has been a Director since 1982.

     JAMES R. EVERLINE, age 59, is President of Everline & Co., a mergers and acquisitions/management consulting company. Previously, Mr. Everline was President, Investment Banking Division, of Henry & Company (1990-December 1991). Henry & Company is engaged in the venture capital and investment banking business. Prior to Mr. Everline's employment by Henry & Company, he was a Partner of Founders Court Investors Inc. (1988-1989) and served as Vice President, Capital Markets Group, Bank of America (1981-1988). He is a member of the Audit

Committee, Executive Committee, Management Continuity and Compensation Committee and Nominating Committee. Mr. Everline has been a Director since 1982.

     PHILLIP J. HANRAHAN, age 61, has been for more than five years a partner in the Milwaukee law firm of Foley & Lardner. In 2000, the Corporation paid fees for legal services to Foley & Lardner, and the Corporation anticipates that similar services may be provided by Foley & Lardner in the current fiscal year. Mr. Hanrahan's cash fees as a Director are paid to Foley & Lardner, which credits the sums to the Corporation's legal services account. Mr. Hanrahan is a member of the Executive Committee. Mr. Hanrahan has been a Director since August 1997.

                         DIRECTORS CONTINUING IN OFFICE
                         ------------------------------

     ROBERT T. BLANCHARD, age 56, since November 1999 has been President of Strategic & Marketing Services, a consulting firm. On November 1, 1999, Mr. Blanchard retired from The Procter & Gamble Company where he had been employed since 1967 and had held numerous positions, including President-Global Skin Care and Cosmetics (January 1, 1999 to November 1, 1999), President, North American Beauty Care Sector (1992 to 1998), Vice President/General Manager--Northern European Division, Vice President/General Manager--Beverages Division, and Group Vice President, Global Strategic Planning--Health and Beauty Care. Mr. Blanchard holds directorships in Best Buy Co., Inc., a retailer of consumer electronics, computers and software and Signet Group, plc., retail jewelry. He is a member of the Audit Committee, Management Continuity and Compensation Committee and Strategic Planning Committee. Mr. Blanchard has been a Director since May 1996. Mr. Blanchard's term expires in 2003.

     GARY E. DEWEL, age 58, retired. Mr. Dewel was Executive Vice President, Supply Chain, for Clarion Technologies, Inc., Schaumburg, Illinois, an injection molding business supplier to the automotive industry, until his retirement in April 2000. Previously, he was Vice President, Supply Chain, for Solutia Inc., a spinoff of the chemical businesses of Monsanto Company (1997-April 1999); Vice President, Supply Chain, of Monsanto Company (1994-August 1997) and held several Vice President positions with Navistar International Corporation (1979-1993). Mr. Dewel was elected Vice Chairman of the Board in May 2000. He is a member of the Audit Committee, Executive Committee, Management Continuity and Compensation Committee and Strategic Planning Committee. Mr. Dewel has been a Director since August 1997. Mr. Dewel's term expires in 2003.

     R. STEPHEN NEWMAN, age 57, since January 1999 has been Chief Executive Officer and President of PRIMEDIA Information, Inc. Mr. Newman continues as Chief Executive Officer and President of Bacon's Information, Inc., where he served as Chief Executive Officer and President from 1994 to present, and President and Chief Operating Officer from 1990 to 1994. Mr. Newman is a member of the Audit Committee, Management Continuity and Compensation Committee and Strategic Planning Committee. Mr. Newman has been a Director since 1983. Mr. Newman's term expires in 2003.

     LUCILLE A. CARVER, age 83, has for more than five years served as Treasurer of the Corporation. She is a member of the Nominating Committee. Mrs. Carver has been a Director since 1957. Mrs. Carver's term expires in 2002.

     MARTIN G. CARVER, age 52, was elected Chairman of the Board effective June 23, 1981, Chief Executive Officer effective May 18, 1982, and President effective May 25, 1983. Mr. Carver was also Vice Chairman of the Board from January 5, 1981 to June 23, 1981. He is a member of the Executive Committee, Nominating Committee and Strategic Planning Committee. Mr. Carver has been a Director since 1978. Mr. Carver's term expires in 2002.

     EDGAR D. JANNOTTA, age 69. In March 2001, Mr. Jannotta became Chairman of William Blair & Company, L.L.C. and also Chairman of the firm's Executive Committee. Previously, Mr. Jannotta served as Senior Director of William Blair & Company, L.L.C. (January 1996 to March 2001); Senior Director of William Blair & Company, a partnership (January 1995 to January 1996) and also served as Managing Partner for more than five years. He holds directorships in AAR Corp., Aon Corporation, Exelon Corporation, Inforte Corp. and Molex Incorporated. William Blair & Company, L.L.C. provided investment banking services to the Corporation in 2000 and the Corporation anticipates that services may be provided to the Corporation in the current fiscal year. He is a member of the Nominating Committee. Mr. Jannotta has been a Director since 1973. Mr. Jannotta's term expires in 2002.

     Directors are elected by a majority of the votes cast (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met five times in 2000.

     The Audit Committee met four times in 2000. The members of the Audit Committee, whose names appear at the end of the Audit Committee Report herein, are independent (as independence is defined in the listing standards of the New York Stock Exchange). The major functions of the Audit Committee are to assist the Board of Directors in: monitoring the integrity of published financial statements and accounting principles; appointing of, and overseeing of, the relationship with the independent auditors; monitoring compliance with appropriate regulations regarding financial reporting and audit committee functioning; and carrying out other functions which may, from time to time, be assigned to the Audit Committee by the Board of Directors. See "Audit Committee Report" herein. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A.

     The Management Continuity and Compensation Committee met four times in 2000; its functions are to review, evaluate and determine executive level compensation, to recommend to the Board of Directors the election of corporate officers, to administer the Stock Award Plan, the Restricted Stock Grant Plan and the Non-Qualified Stock Option Plan, including the awarding of options and restricted stock grants under the Stock Award Plan, all pursuant to the terms and conditions of such plans.

     The Nominating Committee met two times in 2000; its duties relate to the evaluation and recommendation to the Board of Directors of prospective candidates for election as directors of the Corporation. The Nominating Committee will consider recommended nominations for the position of director which are submitted in writing by the shareholders and addressed to the Nominating Committee in care of the Corporation at Muscatine, Iowa.

     The Strategic Planning Committee met two times in 2000; its function is to participate in the creation of the Corporation's business objectives, strategies and action plans; and to review their perspectives on them with the Board of Directors. This participation is purely advisory and the Strategic Planning Committee has no formal approval role.

     Mrs. Lucille A. Carver and Mr. Edgar D. Jannotta each attended less than 75% of the aggregate number of Board of Directors meetings and meetings of committees on which each such individual served.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
                ------------------------------------------------

Summary Compensation Information

The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Corporation's Chief Executive Officer and each of its four other most highly compensated executive officers as of December 31, 2000, whose total cash compensation exceeded $100,000 for fiscal 2000. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                               Summary Compensation Table
                                               --------------------------
========================================================================================================================
                                                                             Long Term Compensation
========================================================================================================================
                                                                 Other
                                                                 Annual        Restricted      Options      All Other
                                                              Compensation       Stock       (Number of    Compensation
Name and Principal Position   Year     Salary        Bonus         [1]         Award(s)[2]     Shares)         [3]
========================================================================================================================
Martin G. Carver              2000     $400,000    $     0     $    681        $391,875        47,900        $23,044
  Chairman of the Board,      1999      486,539          0          681             -0-        24,100         14,086
  Chief Executive Officer     1998      497,233          0       78,152          93,928           -0-         13,890
  and President

------------------------------------------------------------------------------------------------------------------------

Warren W. Heidbreder          2000     $292,500    $     0     $    681        $144,375        17,600        $23,044
  Vice President, Chief       1999      320,625          0          681             -0-         9,000         14,086
  Financial Officer and       1998      329,654          0       26,947          31,310           -0-         13,890
  Secretary

------------------------------------------------------------------------------------------------------------------------

Nathaniel L. Derby II         2000     $279,000    $     0     $  1,275        $103,125        12,600        $23,044
  Vice President,             1999      305,827          0        1,275             -0-         6,000         14,086
  Manufacturing Design        1998      316,385          0       23,789          26,213           -0-         13,890

------------------------------------------------------------------------------------------------------------------------

John C. McErlane              2000     $274,500    $     0     $    444        $144,375        17,600        $23,044
  Vice President, Marketing   1999      300,894          0          444             -0-         7,000         14,086
  and Sales                   1998      312,372          0       24,080          28,761           -0-         13,890

------------------------------------------------------------------------------------------------------------------------

Frederico U. Kopittke         2000     $270,000    $13,300     $    -0-        $    -0-        11,800        $14,316
  Vice President,             1999      300,000      9,600       20,042          28,783           -0-         15,745
  International               1998      300,000     16,500        9,588          66,260           -0-         14,677

========================================================================================================================

[1]  Amounts shown represent the tax reimbursement or "gross up" with respect to restricted stock awards and certain other fringe benefits.

[2]  At December 31, 2000, the number of shares held and the aggregate market value of restricted stock held by the named executive officers are as follows: Martin G. Carver, 6,650 shares Common Stock, value $266,090, and 6,560 shares Class A Common Stock, value $219,760; Warren W. Heidbreder, 1,500 shares Common Stock, value $60,844, and
     1,500 shares Class A Common Stock, value $50,250; Nathaniel L. Derby II, 1,410 shares Common Stock, value $57,193, and 1,410 shares Class A Common Stock, value $47,235; John C. McErlane, 585 shares Common Stock, value $23,729, and
     585 shares Class A Common Stock, value $19,598; and Frederico U. Kopittke, 1,555 shares Common Stock, value
     $63,075, and 1,555 shares Class A Common Stock, value $52,093. Dividends are paid on the shares of restricted stock prior to vesting. The restricted stock awards shown in the above table for 2000 are not reflected in this footnote.

                                        8

[3]  Of the amounts shown in this column for 2000, $22,413 is the Corporation's contribution under its Salaried Profit
     Sharing, Retirement and Savings Plan for Martin G. Carver, Warren W. Heidbreder and Nathaniel L. Derby II; $22,372
     for John C. McErlane and $8,340 for Frederico U. Kopittke (of which, because of limitations under the Internal
     Revenue Code of 1986, as amended, $8,558 was paid into such Plan for Martin G. Carver, Warren W. Heidbreder,
     Nathaniel L. Derby II, and $8,517 for John C. McErlane, and the balance to be paid by the Corporation outside such
     Plan) and $631 is the Corporation's contribution to its Bandag Security Program, a combination defined benefit and defined contribution plan, for each of the named executive officers.

Stock Options

     The following table contains information concerning the grant of stock options under the Corporation's Stock Award Plan for the year ended December 31, 2000, all of which are reflected above in the Corporation's Summary Compensation Table.

                                         Option Grants in Last Fiscal Year
                                                 Percentage of
                                   Shares        Total Options
                                 Underlying      Granted to all     Exercise
                                   Options       Employees in       Price per      Expiration          Grant Date
             Name                Granted (1)      Fiscal Year       Share (2)       Date (3)        Present Value(4)
             ----                -----------      -----------       ---------       --------        ----------------
Martin G. Carver                   47,900            10.2%          $21.09375        3/7/10             $285,005
Warren W. Heidbreder               17,600            3.8%           $21.09375        3/7/10             $104,720
John C. McErlane                   17,600            3.8%           $21.09375        3/7/10             $104,720
Nathaniel L. Derby II              12,600            2.7%           $21.09375        3/7/10             $ 74,970
Frederico U. Kopittke              11,800            2.5%           $21.09375        3/7/10             $ 70,210

(1)  These options are nonqualified stock options under the Internal Revenue Code to purchase shares of the
     Corporation's Class A Common Stock.

(2)  An option holder can pay the exercise price of options in cash by delivering previously issued shares of the
     Corporation's Class A Common Stock and/or Common Stock, or a combination of both.

(3)  Options are exercisable at the rate of 20% per year, beginning March 7, 2001.

(4)  The option values presented are based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the Class A Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model. The estimated values under the
     Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, the stock price volatility and future dividend yield, including the following: (a) an assumed United States Treasury security rate of 6.6%; (b) stock price volatility of 26.7% (based on the three-year weekly stock price history ending
     February 29, 2000); and (c) a dividend yield of 3.9% (based on the weighted average dividend yield of the
     Class A Common Stock for the one-year period ended February 29, 2000).

The following table sets forth information regarding the exercise of stock options and the fiscal year-end value of unexercised options held by the named executive officers:

                                           Aggregate Option Exercises in Last
                                      Fiscal Year and Fiscal Year-End Option Values

                                                                 Number of Securities              Value of Unexercised
                                                                Underlying Unexercised                 In-the-Money
                                                                     Options at                        Options at
                                Shares                            December 31, 2000                December 31, 2000[1]
                               Acquired                           -----------------                --------------------
                                  on          Value
            Name               Exercise      Realized         Exercisable    Unexercisable     Exercisable      Unexercisable
            ----               --------      --------         -----------    -------------     -----------      -------------
Martin G. Carver                40,000     $373,750               44,820            67,180      $556,250         $594,259
Warren W. Heidbreder              ---           ---                1,800            24,800        -0-             218,350
John C. McErlane                  ---           ---                1,400            23,200        -0-             218,350
Nathaniel L. Derby II             ---           ---                1,200            17,400        -0-             156,319
Frederico U. Kopittke             ---           ---                  -0-            11,800        -0-             146,394

[1]  The dollar values are calculated by determining the difference between the fair market value of the underlying
     Common Stock and Class A Common Stock, respectively, at December 31, 2000 and the exercise price of the options.

Pension Plan Benefits. The following table sets forth annual normal retirement age pension benefits under the Bandag Salaried Pension Plan at the specified remuneration and years-of-service classifications. The table assumes retirement in 2000. To the extent benefits are not paid under the Salaried Pension Plan due to limitations under the Internal Revenue Code of 1986, as amended, they are paid by the Corporation.

                                                   PENSION PLAN TABLE
                                           Annual Pension Per Years of Service
     Highest 5-Year
     Average Annual
      Compensation         5-Years     10-Years      15-Years      20-Years       25-Years       30-Years      35-Years
      ------------         -------     --------      --------      --------       --------       --------      --------

        $ 50,000            $ 2,938     $ 5,875       $ 8,813       $11,400        $13,900        $ 16,400     $ 17,900

        $100,000            $ 7,000     $14,000       $21,000       $26,400        $31,400        $ 36,400     $ 39,400

        $150,000            $11,063     $22,125       $33,188       $41,400        $48,900        $ 56,400     $ 60,900

        $200,000            $15,125     $30,250       $45,375       $56,400        $66,400        $ 76,400     $ 82,400

        $250,000            $19,188     $38,375       $57,563       $71,400        $83,900        $ 96,400     $103,900

        $300,000            $20,894     $41,788       $62,681       $77,700        $91,250        $104,800     $112,930

        $350,000            $20,894     $41,788       $62,681       $77,700        $91,250        $104,800     $112,930

        $400,000            $20,894     $41,788       $62,681       $77,700        $91,250        $104,800     $112,930

        $450,000            $20,894     $41,788       $62,681       $77,700        $91,250        $104,800     $112,930

        $500,000            $20,894     $41,788       $62,681       $77,700        $91,250        $104,800     $112,930

     Pension amounts are based upon an employee's base salary and credited years of service. The base salaries for each of the last three fiscal years to the named executive officers are set forth in the Summary Compensation Table under "Salary." As of March 26, 2001, Messrs. Carver, Heidbreder, Derby, McErlane and Kopittke had completed approximately 22, 19, 30, 16 and 6 years of credited service under the Corporation's pension plan, respectively. Benefits shown in the table are computed as a straight line single life annuity assuming retirement at age 65 and are not subject to offset for Social Security Benefits.

     In addition, certain of the named executive officers also have a "Bandag Security Program" benefit under the Bandag Salaried Pension Plan. The annual defined benefit payable at age 62 for each of the following named executive officers is fixed and is as follows: Martin G. Carver, $732; Warren W. Heidbreder, $542; Nathaniel L. Derby II, $1,108; and John C. McErlane, $404.

Executive Officer Agreements

     Each of the executive officers named in the Summary Compensation Table, except Mr. Kopittke, is a party to a Severance Agreement with the Corporation. The Severance Agreements provide for severance benefits equal to the greater of $1,000,000, $650,000, $620,000 and $610,000 for Messrs. Carver, Heidbreder,
Derby and McErlane, respectively, or an amount equal to twenty-four (24) months base salary in the event of the executive's involuntary termination of employment or voluntary termination for good cause, except for death, disability or retirement. For purposes of the Severance Agreements, "good cause" means (i) a 15% or greater reduction in the executive's base pay, (ii) a materially adverse change, without the executive's prior written consent, in the nature or scope of the executive's title or responsibilities, or (iii) the relocation of the executive's principal place of employment by more than fifty (50) miles. The Severance Agreements restrict the named executive officers from competing with the Corporation for twenty-four months following termination of employment and also contain extensive restrictions on disclosure of the Corporation's confidential information.

Report of Management Continuity and Compensation Committee on Executive Compensation

     The Management Continuity and Compensation Committee of the Board of Directors (the "Compensation Committee") makes all decisions regarding compensation of the Corporation's executive officers, including the awarding of stock options and restricted stock. The Compensation Committee is comprised of four non-employee and independent Directors. Set forth below is a report submitted by the Compensation Committee addressing the Corporation's compensation policies applicable to the Corporation's executive officers, including the named executive officers in the Summary Compensation Table.

     The Corporation's executive compensation strategy is designed to:

o Increase the alignment of executive compensation and rewards with the interests of the Corporation's shareholders;

o Provide a closer linkage between executive compensation earned and the short-term and long-term performance of the Corporation;

o Provide the opportunity to better position executive compensation with competitive market levels as the Corporation's performance dictates; and

o Recognize the role of executives in making the Corporation successful and allow them to share in that success.

                      Bandag's Executive Compensation Plan

     Under the Corporation's executive compensation plan, the total compensation opportunity for each executive officer, including the Chief Executive Officer, is based on a target level of total direct compensation for each individual position. The total direct compensation target for each position approximates the 60th percentile of competitive compensation (cash and stock) from executive compensation surveys, which encompasses manufacturing companies with revenues at or approximating $1 billion.

     The actual level of total compensation an executive will achieve depends upon a variety of factors, including the responsibilities of the position, experience of the executive, current level of total compensation relative to the target level, the financial performance of the corporation, national trends, and the Corporation's competitive need to retain and recruit the very best and most capable individuals. In reviewing the Corporation's financial performance, the Compensation Committee considers the Corporation's revenues, net income and net income per share in light of the competitive and economic conditions during the fiscal year. In addition, the Compensation Committee considers the Corporation's financial performance resulting from investment in marketing programs, research and development, plant, machinery, and equipment and in personnel and related programs.

     The Corporation's executive compensation plan consists of the following components:

Base Salary
-----------

     Base salaries were established based on the pay-at-risk level appropriate for each executive's job, including the Chief Executive Officer. For the Chief Executive Officer, base salaries represented 41% of the targeted total direct compensation opportunity. For the other named executive officers, base salaries averaged 64% of their targeted total direct compensation opportunity.

     Because the Corporation's performance was significantly less than expected during 1999, the Chief Executive Officer elected to receive a 20% reduction in base pay, and other named executive officers elected to receive a 10% reduction in base pay, effective November 15, 1999.

     During 2000 there was no increase to base salary for executive officers, including the Chief Executive Officer. Future base pay increases will be based on factors similar to establishing total compensation opportunities as discussed above.

Annual Award Plan
-----------------

     The four members of the Executive Leadership Team (ELT), including the Chief Executive Officer, are eligible for an annual award consisting of restricted stock, based on achievement of the Corporation's established diluted "earnings-per-share" (EPS) target. The shares of restricted stock vest three years from the date of grant, if the recipient is still employed by the Company, and vest immediately in the event of death, disability, retirement at age 60 with ten or more years of service, or change in corporate control. Members of the ELT are Martin G. Carver, Chief Executive Officer; Warren W. Heidbreder, Vice President, Chief Financial Officer; John C. McErlane, Vice President, Marketing & Sales; and Nathaniel L. Derby II, Vice President, Manufacturing Design.

     Based on the Corporation's diluted EPS for 2000, each ELT member was awarded restricted stock under the Bandag, Incorporated Stock Award Plan at the March 13, 2001 meeting of the Corporation's Board of Directors, the value of which is indicated in the Summary Compensation Table.

Long-term Award Plan
--------------------

     Executive officers, including the Chief Executive Officer, participate in a long-term award plan designed to achieve the following objectives:

o Create a better link between the interests of the participants and the Corporation's shareholders;

o Promote teamwork and provide participants with rewards for excellence in the Corporation's performance;

o Provide flexibility to the Corporation in its ability to compensate, attract, and retain the services of individuals who make significant contributions to the Corporation's success; and

o    Allow participants to further share in the success of the Corporation.


     Under this plan, executive officers, including the Chief Executive Officer, were granted a stock option under the Bandag, Incorporated Stock Award Plan, to purchase shares of Class A Common Stock at fair market value as of the award date of March 7, 2000. These options are non-qualified stock options under the Internal Revenue Code.

     Under this grant, stock options for the executive officers, including the Chief Executive Officer, are exercisable at a rate of 20% per year, beginning March 7, 2001, and have an exercise period of 10 years. The size of the grant was based on the estimated value of the options, and was made considering the executive's overall total direct compensation target. The estimated value of the options was calculated using the Black-Scholes option pricing model.

     Each option becomes immediately exercisable, unless the participant's employment has been previously terminated, at the end of the vesting period, or in the event of the participant's death, disability, retirement at age 60 with ten or more years of service, or change in corporate control.


                         Bandag, Incorporated Management
                      Continuity and Compensation Committee

          Robert T. Blanchard          Gary E. Dewel
          James R. Everline            R. Stephen Newman, Committee Chairman


Compensation Committee Interlocks and Insider Participation

     The Management Continuity and Compensation Committee (the "Compensation Committee") consists of Messrs. Robert T. Blanchard, Gary E. Dewel, James R. Everline and R. Stephen Newman, all of whom are non-employee independent directors. Prior to May 2, 2000, Martin G. Carver, Roy J. Carver, Jr., Phillip
J. Hanrahan and Edgar D. Jannotta were members of the Compensation Committee. On May 2, 2000, the Stock Option Committee was terminated and the duties of the Stock Option Committee (i.e., administering the Bandag, Incorporated Stock Award Plan, the Non-Qualified Stock Option Plan and the Restricted Stock Grant Plan) were assumed by the Compensation Committee.

     Mr. Martin G. Carver is Chairman of the Board, Chief Executive Officer and President of the Corporation. Mr. Roy J. Carver, Jr. owns Carver Aero, Inc., which sold $128,282 of aviation fuel and charter services to the Corporation in 2000 (see "Transactions with Management/Principal Shareholders" herein). Mr. Hanrahan is a partner of the law firm of Foley & Lardner, Milwaukee,

Wisconsin, which has served as legal counsel to the Corporation for several years. Mr. Jannotta is Chairman of William Blair & Company, L.L.C. and Chairman of the firm's Executive Committee, which provided investment banking services to the Corporation in 2000.

     Remuneration of Directors. Directors who are also full-time employees of the Corporation do not receive remuneration for acting as directors. Non-employee directors are compensated in accordance with the following schedule:

     Annual Fees - Chairman of Committee - $32,000. Other Directors - $30,000.

     Board Meeting Attendance - $1,250 per meeting.

     Committee Meeting Attendance - Chairman - $1,500 per meeting.

     Other Directors - $1,250 per meeting.

     Stock Option Award - Stock Options having a value computed under the Black-Scholes method of $12,300 (covering 1,825 shares of Class A Common Stock at an exercise price of $24.35 per share, being the fair market value of the Class A Common Stock on the date of grant). The options are immediately exercisable and expire 10 years from the date of grant. The value of the annual stock option award and/or the number of shares covered by the award will vary in future years.

     Transactions with Management/Principal Shareholders. Roy J. Carver, Jr., son of Lucille A. Carver and brother of Martin G. Carver, owns 100% of Carver Aero, Inc., which operates fixed base operations at airports in Muscatine, Iowa; Davenport, Iowa, and Clinton, Iowa. During 2000, it sold $128,282 of aviation fuel and charter services to the Corporation at competitive prices based on volume purchased and services utilized.

                             AUDIT COMMITTEE REPORT

     Pursuant to its written charter, the Audit Committee ("Committee") oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services provided by the auditors to the Corporation with their independence.

     The Committee discussed with the Corporation's independent auditors the overall scope and plans for their audit of the Corporation's consolidated financial statements and the scope of internal audit activities which are outsourced to the independent auditors. The Committee meets with the independent auditors, both with and without management present, as deemed advisable, to discuss the results of their examination, their evaluation of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Committee held four meetings during fiscal year 2000. In addition, the Committee reviews with management and the independent auditors proposed interim financial statements.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board have selected, subject to shareholder ratification, the Company's independent auditors.

                              Bandag, Incorporated
                                 Audit Committee

                Robert T. Blanchard, Chairman         James R. Everline
                Gary E. Dewel                         R. Stephen Newman




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                   SHAREHOLDER RETURN PERFORMANCE INFORMATION

     Set forth on the following pages is a line graph comparing the yearly percentage change during the last five years in the cumulative total shareholder return (assuming reinvestment of dividends) on the Corporation's Common Stock and Class A Common Stock with the cumulative total returns of the Standard & Poor's 500 Stock Index, the Dow Jones & Co., Inc. Automobile Parts & Equipment-All Index ("Automotive Parts Index") and the Dow Jones & Co., Inc. Tire and Rubber - Index ("Tire and Rubber Index"). The graph assumes $100 Invested on December 31, 1995 in Bandag, Incorporated Common Stock and Class A Common Stock, the S&P 500 Stock Index, the Dow Jones & Co., Inc. Automobile Parts & Equipment-All Index and the Dow Jones & Co., Inc. Tire and Rubber - Index. The Corporation has used only the Automobile Parts Index in this chart in prior years, but has decided to use only the Tire and Rubber Index in future years, since the Corporation has determined that the Tire and Rubber Index is more relevant to the Corporation's business and affords a more meaningful comparison of relative stock performance.

                  Bandag, Incorporated Stock Performance Chart

                               [GRAPHIC OMITTED]


                 Comparison of Five Year Cumulative Total Return

--------------------------------------------------------------------------------
                                               December 31
--------------------------------------------------------------------------------
                          1995     1996     1997      1998       1999     2000
--------------------------------------------------------------------------------
Bandag, Incorporated      $100     $ 89     $ 98      $ 74       $ 48     $ 79
--------------------------------------------------------------------------------
S&P 500 Stock Index       $100     $123     $164      $211       $255     $232
--------------------------------------------------------------------------------
Automobile Parts &
Equipment-All Index       $100     $118     $151      $150       $153     $112
--------------------------------------------------------------------------------
Tire and Rubber -Index    $100     $106     $134      $109       $ 66     $ 56
--------------------------------------------------------------------------------

      Proposal No. 2 - AMENDMENTS TO BANDAG, INCORPORATED STOCK AWARD PLAN

General

     The Bandag, Incorporated Stock Award Plan (the "Plan"), which was approved by the shareholders on May 4, 1999 provides for the authorization of 900,000 shares of Class A Common Stock for issuance under the Plan. As of the record date for the Annual Meeting, options for 538,840 shares (not including options for 373,600 shares described under "New Plan Benefits," which are subject to shareholder approval of the amendments to the Plan) were outstanding under the Plan and 32,187 shares of restricted stock were outstanding under the Plan. On March 13, 2001, the Board of Directors (the "Board") unanimously approved amendments to the Plan, subject to approval by the Corporation's shareholders. The amendments to the Plan, among other things, increase the aggregate number of shares of Class A Common Stock authorized for issuance thereunder from 900,000 to 2,400,000 and increase the number of authorized shares of restricted stock from 300,000 to 400,000 (subject, in both cases, to adjustment in order to prevent dilution in certain cases described below). The Board approved the above-described amendments to allow for the issuance of additional shares under the Plan. The amendments to the Plan also modify the limitations on awards to individual participants thereunder. As amended, the Plan would provide that no participant may be granted, during any fiscal year, stock options for more than 100,000 shares and/or more than 40,000 shares of restricted stock (in each case subject to adjustment in order to prevent dilution in certain cases described below).

     Prior to being amended, the Plan provided that, in any fiscal year, no participant could receive options for more than 90,000 shares and/or more than 30,000 shares of restricted stock. The modifications of the per participant award limitations are being proposed to reflect the increase in the authorized shares issuable under the Plan, as amended.

     The text of the proposed amendments is set forth as Appendix B to this Proxy Statement. A description of the Plan, as amended, is set forth below and is qualified in its entirety by reference to the complete text of the Plan.

Summary Description of the Plan

     Administration. The Plan is administered by the Board or by any committee appointed by the Board to administer the Plan (the "Committee"). The Board has appointed the Management Continuity and Compensation Committee as the Committee to administer the Plan in all respects, except that the Board has the sole right to amend, modify or terminate the Plan and to make awards to non-employee directors. To the extent that the Board has delegated to the Committee authority and responsibility under the Plan, all applicable references to the Board in this disclosure shall be to the Committee.

     Eligibility. All employees of the Corporation and its subsidiaries and directors of the Corporation who are not employees of the Corporation or its subsidiaries are eligible to participate in the Plan.

     Approximately 4,300 employees of the Corporation and its subsidiaries and 8 non-employee directors of the Corporation are currently eligible to participate. Currently, 177 employees and 8 non-employee directors participate in the Plan. However, because the Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

     Stock Available for Issuance Through the Plan. The Plan provides for three forms of stock-based compensation, as further described below. Up to 2,400,000 shares of the Corporation's

Class A Common Stock are authorized for issuance under the Plan. On March 26, 2001, the closing price for a share of the Corporation's Class A Common Stock, as reported on the New York Stock Exchange composite tape, was $22.45.

     Description of Awards Under the Plan. The Board may award to eligible employees and non-employee directors incentive stock options, nonqualified stock options, and restricted stock.

     Stock Options. The Board has discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options ("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Each option issued under the Plan must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of Class A Common Stock on the date of grant. Subject to the specific terms of the Plan, the Board has discretion to set such additional limitations on option grants as it deems appropriate.

     Options granted to participants under the Plan will expire at such times as the Board determines at the time of the grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Each option award agreement sets forth the extent to which the participant will have the right to exercise the option following termination of the participant's employment with the Corporation. The termination provisions are determined within the discretion of the Board, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

     Upon the exercise of an option granted under the Plan, the option price is payable in full to the Corporation, either: (a) in cash or its equivalent, or
(b) by tendering shares of the Corporation's Class A Common Stock and/or Common Stock having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), or (c) a combination of (a) and (b). In addition, if permitted by the Board, the option price may also be payable through a cashless exercise of shares through a participant's broker.

     Restricted Stock. The Board is authorized to award shares of restricted Class A Common Stock under the Plan upon such terms and conditions as it may establish. The participants may be required to pay a stipulated purchase price for each share of restricted stock granted. The award agreement specifies the period(s) of restriction, the number of shares of restricted Class A Common Stock granted, any restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. The Board may also establish performance standards as criteria for the issuance of restricted stock. To the extent applicable, the recipients may have the right to vote these shares from the date of grant. However, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Board in its sole discretion. Participants may be entitled to receive dividends on their shares of restricted stock and the Board, in its discretion, will determine how such dividends on restricted shares are to be paid. Participants may also receive payments to compensate them for tax liabilities arising from their restricted stock awards and the Board, in its discretion, will determine how such payments are to be determined and under what conditions they will be made.

     Each award agreement for restricted stock sets forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant's employment with the Corporation. These provisions will be determined in the sole discretion of the Board, need not be uniform among all shares of restricted stock issued pursuant to the Plan and may reflect distinctions based on reasons for termination of employment. Except in the case of terminations connected with a change in control and terminations by reason of death or disability, the vesting of restricted stock which qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code and which are held by "covered employees" under Section 162(m) shall occur at the time it otherwise would have, but for the employment termination.

     Performance Measures. The Board may grant awards under the Plan to eligible employees subject to the attainment of certain specified performance measures. The performance measures are earnings per share, net income (before or after taxes) return measures (including, but not limited to, return on assets, equity, or sales), cash flow return on investments which equals net cash flows divided by owners equity, earnings before or after taxes, gross revenues, share price (including, but not limited to, growth measures and total shareholder return), and economic profit (generally defined as, but not limited to, after-tax operating profit less the cost of capital). The number of performance-based awards granted to any participant in any year will be determined by the Board in its sole discretion. Following the end of a performance period, the Board shall determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Board shall have discretion to increase or decrease the award depending upon the attainment of the preestablished performance goals, except that the Board shall only have discretion to reduce (but not to increase) the value of a performance-based award designed to satisfy the standards for deductibility under Section 162(m) of the Internal Revenue Code.

     Adjustment and Amendments. The Plan provides for appropriate adjustments in the number of shares of Class A Common Stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split, or certain other changes in corporate capitalization. If shares of Class A Common Stock covered by an award are forfeited, or if any award otherwise terminates, expires or is cancelled, then the number of shares covered by any such awards shall again be available for issuance under the Plan. In case of a change of control of the Corporation, outstanding options granted under the Plan will become immediately exercisable and will remain exercisable throughout their entire term and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse.

     The Plan may be modified or amended by the Board at any time and for any purpose which the Board deems appropriate subject to the terms of the Plan. However, no such amendment shall adversely affect any outstanding awards without the affected holder's written consent.

     Nontransferability. No options granted pursuant to, and no right to payment under, the Plan shall be assignable or transferable by a plan participant except by will or by the laws of descent and distribution or except as otherwise provided in the Plan or a participant's award agreement, and any option or similar right shall be exercisable during a participant's lifetime by only the participant or by the participant's guardian or legal representative except as otherwise provided in the participant's award agreement.

     Deferrals. The Board may permit or require a participant to defer such participant's receipt of the delivery of shares that would otherwise be due to such participant by virtue of the exercise of an option or the lapse or waiver of restrictions with respect to restricted stock. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

     Duration of the Plan. The Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the Plan.

Federal Income Tax Consequences

     Options. With respect to options which qualify as ISOs, a Plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted, or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (a) ordinary income, to the extent of the lesser of either (1) the fair market value of the shares on the date of option exercise, or (2) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. The Corporation will be entitled to a deduction for federal income tax purposes to the extent of the ordinary income recognized. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

     With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares, and the Corporation will be entitled to a deduction for federal income tax purposes to the extent of the ordinary income recognized. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

     Restricted Stock. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and the Corporation will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by the Corporation.

     However, to the extent that the participant files an election pursuant to and in accordance with Section 83(b) of the Internal Revenue Code, the participant will realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the date of grant, and the Corporation will be entitled to a corresponding deduction for federal income tax purposes.

     Section 162(m). Under Section 162(m) of the Internal Revenue Code, compensation paid to certain executives in excess of $1 million for any taxable year is not deductible unless an exemption from such rules exists. Compensation paid by the Corporation in excess of $1 million for any taxable year to "covered employees" will generally be deductible by the Corporation or its affiliates for federal income tax purposes if it is based on the performance of the Corporation, is paid pursuant to a plan approved by shareholders of the Corporation, and meets certain other requirements. Generally, "covered employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of the Corporation as of the last day of the taxable year.

     It is presently anticipated that the Board will take the effect of Section 162(m) into consideration when delegating authority under this Plan to the Committee and structuring Plan awards.

New Plan Benefits

     2001 Stock Options. The following table sets forth information with respect to stock options that were granted under the Stock Award Plan on March 13, 2001 to the various individuals and groups below, subject to approval by shareholders of the amendments to the Plan.

                                   Shares         Percentage of
                                 Underlying       Total Options          Exercise                          Grant Date
                                  Options           Granted to          Price (per      Expiration          Present
    Name and Position            Granted(1)       all Employees         share)(2)        Date(3)            Value(4)
                               ---------------    ---------------      -------------    -----------        ----------
Martin G. Carver
Chairman of the Board,             50,400             13.5%            $24.35           3/13/11               $339,696
  Chief Executive Officer
  and President

Warren W. Heidbreder
Vice President, Chief              19,300              5.2%            $24.35           3/13/11               $130,082
  Financial Officer and
  Corporate Secretary

John C. McErlane
Vice President,                    19,300              5.2%            $24.35           3/13/11               $130,082
  Marketing and Sales

Nathaniel L. Derby II
Vice President,                    13,300              3.6%            $24.35           3/13/11               $ 89,642
  Manufacturing Design

Frederico V. Kopittke
Vice President,                    13,300              3.6%            $24.35           3/13/11               $ 89,642
International

All employee executive
officers as a group (6            122,600             32.8%            $24.35           3/13/11               $826,324
persons)

All employees (other than
executive officers) as a          251,000             67.2%            $24.35           3/13/11             $1,691,740
group (171 persons)

---------------

(1)  These options are nonqualified stock options under the Internal Revenue Code.

(2)  An option holder can pay the exercise price of options in cash, by delivering previously issued shares of the
     Corporation's Common Stock and/or Class A Common Stock, or a combination of both.

(3)  Options granted to all participants are exercisable at the rate of 20% per year, beginning March 13, 2002.

(4)  The option values presented are based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the Class A Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model. The estimated values under the Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, the stock price volatility and future dividend yield, including the following: (a) an assumed United States Treasury security rate of 5.3%; (b) stock price volatility of
     31.3% (based on the three-year weekly stock price history ending January 31, 2001); and (c) a dividend yield of
     4.1% (based on the weighted average dividend yield of the Class A Common Stock for the one-year period ended
     January 31, 2001).

Vote Required to Approve Amendments to Stock Award Plan

     Assuming a quorum is present, approval of the amendments to the Plan requires that more votes of shares of Common and Class B Common Stock be voted in favor of approval of the amendments to the Plan than are voted against approval of the amendments. Any shares not voted at the Annual Meeting with respect to the amendments to the Plan (whether as a result of abstentions, broker non-votes, or otherwise) will have no impact on the vote.

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE STOCK AWARD PLAN. SHARES REPRESENTED BY PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENTS, UNLESS A VOTE AGAINST SUCH APPROVAL OR TO ABSTAIN FROM VOTING IS SPECIFICALLY INDICATED ON THE PROXY.

       Proposal No. 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, based upon the recommendation of the Audit Committee, has selected Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2001.

     Ernst & Young LLP served as the Corporation's independent auditors for the fiscal year ended December 31, 2000. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to any questions raised at the meeting and make any comments they deem appropriate.

     Although this selection is not required by law to be submitted to a vote by shareholders, the Board of Directors believes it appropriate, as a matter of policy, to request that the shareholders ratify the selection of Ernst & Young LLP as independent auditors for 2001. If the shareholders should not ratify, the Board of Directors will reconsider the selection.

     Assuming a quorum is present, ratification of the appointment requires that more votes of shares of Common and Class B Common Stock be voted in favor of such ratification than are voted against such ratification. Any shares not voted at the Annual Meeting with respect to such ratification (whether as a result of abstentions, broker non-votes or otherwise) will have no impact on the vote.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Corporation's Forms 10-Q were $628,500.

Financial Information Systems Design and Implementation Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with financial systems design and implementation for the fiscal year ended December 31, 2000 were $329,600.

All Other Fees

     For the fiscal year ended December 31, 2000, the aggregate fees billed for services rendered by Ernst & Young LLP, other than the services described in the two immediately preceding paragraphs, were $1,231,600, including audit related services of $822,300 and nonaudit services of $409,300. Audit related services generally include fees for pension and foreign statutory audits, internal audit services, accounting consultations and SEC registration statements.

     The Audit Committee took into consideration whether the providing of services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" was compatible with maintaining the independence of Ernst & Young LLP.

                         Proposal No. 4 - OTHER MATTERS

     The management of the Corporation knows of no matters to be presented at the meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgments.

                          2002 SHAREHOLDERS' PROPOSALS

     The date by which proposals of shareholders intended to be presented at the 2002 Annual Meeting of the Corporation must be received by the Corporation for inclusion in its Proxy Statement and form of proxy relating to that meeting is December 13, 2001. The Corporation may exercise discretionary voting authority under proxies solicited by it for the 2002 Annual Meeting of the Corporation if it receives notice of a proposed non-Rule 14a-8 shareholder action after February 26, 2002.

                                  MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers, directors and more than 10% shareholders ("Insiders") to file with the Securities and Exchange Commission reports on prescribed forms of their beneficial ownership of the Corporation's stock and furnish copies of such reports to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 was required to be filed, the Corporation believes that during the year ended December 31, 2000, all reports required by
Section 16(a) to be filed by the Corporation's Insiders were filed on a timely basis.

Expenses

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Corporation.

     Some of the officers and regular employees of the Corporation may, without extra remuneration, solicit proxies personally or by telephone, telex or telefax. The Corporation will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their expenses.

                                       By Order of the Board of Directors


                                       WARREN W. HEIDBREDER, Secretary

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                              BANDAG, INCORPORATED

          The Audit Committee of Bandag, Incorporated ("Company") is appointed by the Board of Directors to assist the Board:

          1. In monitoring the integrity of the Company's published financial statements and its accounting principles.

          2. In appointing the Company's independent auditors and overseeing the relationship with them.

          3. In monitoring compliance by the Company with the financial reporting and audit committee regulations published by the Securities and Exchange Commission ("SEC"), the New York Stock Exchange and other appropriate regulatory bodies.

          4. By carrying out other functions which may, from time to time, be assigned to the Audit Committee by the Board of Directors

          The Audit Committee shall be composed of at least three members, all of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and who shall meet all other independence requirements of the New York Stock Exchange. Each member of the Audit Committee shall be financially literate, as interpreted by the Board of Directors in its business judgment. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

          The Audit Committee will undertake the following activities to discharge the four basic responsibilities described above:

          Monitoring integrity of published financial statements and accounting principles:

          1. Meet with the independent auditors and Company management prior to the annual audit to review the scope, planning and staffing of the audit. Discuss any changes in accounting principles or procedures which may significantly impact the audit and/or the resulting financial statements.

          2. Review and discuss the audited annual financial statements with Company management and the independent auditors.

          3. Meet at least annually with the independent auditors and Company management, both collectively and individually in separate executive sessions, to discuss the annual financial statements and the results of the annual audit of the Company's financial statements, including communications required by Statement on Auditing Standards Board No. 61 "Communications with Audit Committees" and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

          4. Confer with Company management and the independent auditors regarding the Company's quarterly interim and annual financial statements prior to their public release. Review the Company's quarterly report on Form 10-Q and the report of the independent auditors on their review of the Company's quarterly interim financial statements prior to filing the Form 10-Q with the SEC.

          Appointing of, and overseeing of, the relationship with the independent auditors:

          1. Annually confer with Company management in reviewing the performance of the independent auditors.

          2. Annually recommend to the Board of Directors the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board of Directors.

          3. Annually approve the fees to be paid to the independent auditors, for all services including audit, tax consultation, internal auditing, and general consulting, if any.

          4. Annually receive written reports from the independent auditors regarding the independence of the auditors, including disclosure of all relationships between the independent auditors and the Company; discuss such reports with the auditors and Company management; and if so determined by the Audit Committee, recommend that the Board take any actions needed to insure that independence, including replacement of the auditors.

          Insuring compliance with appropriate regulations regarding financial reporting and audit committee functioning:

          1. Annually review the charter of the Audit Committee and recommend its approval by the Board of Directors.

          2. Recommend to the Board of Directors, if appropriate, that the audited financial statements be included in the Company's Annual Report on Form 10-K.

          3. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          Carrying out other functions assigned by the Board of Directors:

          1. Annually obtain a report from the independent auditors regarding the status of annual audits of employee benefit plans and significant matters noted as a result of such audits. Discuss as appropriate with Company management and the independent auditors.

          2. Annually review the Company's various insurance coverages and risk management programs.

          3. Annually review the internal audit plans for the coming year. Review individual internal audit reports, including management's response to any recommendations by the auditors, as they are generated. Discuss as appropriate with Company management and the auditors.

          4. Annually review the report from Company management regarding compliance with the Foreign Corrupt Practices Act.

          5. Annually review the report from Company management regarding compliance with the Company's Global Ethics Policy.

          While the Audit Committee has the specific responsibilities set forth in this charter, it is not the duty of the Audit Committee to conduct audits or investigations, or determine that the Company's financial statements are accurate and in compliance with generally accepted accounting practices. Also, it is not the duty of the Audit Committee to assure compliance with laws and regulations or the Company's Global Ethics Policy. Preparation of complete and accurate financial statements in accordance with generally accepted accounting principles and assuring compliance with applicable laws and regulations and the Company's Global Ethics Policy are the responsibilities of management. It is the responsibility of the independent auditors to express an opinion on the financial statements based on their audits.

                                                                      APPENDIX B

                           PROPOSED AMENDMENTS TO THE
                              BANDAG, INCORPORATED
                                STOCK AWARD PLAN

(Proposed additions are in bold type and proposed deletions have been indicated by overstriking.)
          (For Edgar purposes only, additions are enclosed in ++ and deletions are enclosed in **.)

Article 4.  Shares Subject to the Plan and Maximum Awards

     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be **nine hundred thousand (900,000)** ++two million four hundred thousand (2,400,000)++, no more than **three hundred thousand (300,000)** ++four hundred thousand (400,000)++ of which may be granted in the form of Restricted Shares. The Shares may be authorized, but unissued, or reacquired Shares. The Board shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. If any Shares covered by an Award are forfeited or if any Award otherwise terminates, expires or is cancelled prior to the delivery of all the Shares, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan. Unless and until the Board determines that an Award shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

          (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be **ninety thousand (90,000)** ++one hundred thousand (100,000)++.

          (b) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one single Participant shall be **thirty thousand (30,000)** ++forty thousand (40,000)++.

                                      PROXY

                              BANDAG, INCORPORATED

                                 Muscatine, Iowa

                     PROXY FOR ANNUAL MEETING - MAY 15, 2001

     Lucille A. Carver and Martin G. Carver, or either of them each with power of substitution, are authorized to vote all shares of Common Stock (COM) and Class B Common Stock (CLB) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bandag, Incorporated to be held May 15, 2001 and at any adjournment thereof.

     This proxy is solicited on behalf of the Company's Board of Directors. Every properly signed proxy will be voted as directed. The Board of Directors recommends a vote FOR the nominees in Item (1) and FOR Items (2) and (3). Unless otherwise directed, proxies will be voted in accordance with the foregoing sentence and in the discretion of the proxy holders in connection with Item (4).

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxy holders cannot vote your shares unless you sign and return this card.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

|X|    Please mark
       votes as in
       this example.


     The signer revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.


1.   Election of Directors.     FOR    AGAINST    ABSTAIN                                             FOR    AGAINST   ABSTAIN
(01) Roy J. Carver, Jr.         |_|    |_|        |_|         2. Action re proposal to amend the      |_|    |_|       |_|
                                                                 Bandag, Incorporated Stock Award
                                                                 Plan.
                                FOR    AGAINST    ABSTAIN                                             FOR    AGAINST   ABSTAIN
(02) James R. Everline          |_|    |_|        |_|         3. Action re selection of Ernst &       |_|    |_|       |_|
                                                                 Young LLP as independent auditors
                                                                 for the fiscal year ending
                                                                 December 31, 2001.

(03) Phillip J. Hanrahan        FOR    AGAINST    ABSTAIN     4. In their discretion upon such other matters as may properly come before the meeting.
                                |_|    |_|        |_|


                                                                      MARK HERE FOR      |_|              MARK HERE     |_|
                                                                    COMMENTS/ADDRESS                     IF YOU PLAN
                                                                     CHANGE AND NOTE                      TO ATTEND
                                                                         AT LEFT                         THE MEETING


                                                              Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.




Signature                                    Date:               Signature:                                    Date:
         -----------------------------------      --------------           ----------------------------------       ---------------